NSAR ITEM 77O
                      January 1, 2000 to December 31, 2000
                              VK High Income Trust
                               10f-3 Transactions
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

  Underwriting #         Underwriting               Purchased From         Amount of shares        % of         Date of
                                                                              Purchased        Underwriting     Purchase
         1           Focal Communications        Salomon Smith Barney           760,000          0.270%           01/07/00
                                                         DLJ
                                                         MSDW
                                                    TD Securities
                                                 Banc of America Sec.


                                                    Goldman Sachs
         2           Level 3 Communication       Salomon Smith Barney           285,000          0.036%           02/24/00
                                                     J.P. Morgan
                                                         MSDW
                                                   CS First Boston

                                                    Goldman Sachs
                                                     Bear Stearns
         3            Madison River Comm           Chase Securities             280,000          0.140%           02/14/00
                                                         MSDW

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